CHASE BANK, TRUSTEE                           DETERMINATION DATE:    03-DEC-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-DEC-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-NOV-02
                                              LOCK-OUT DATE:         AUG-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I A-1F      CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 1,009,332.39      3,381,864.50        389,176.93      251,841.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    226,085.66        766,626.32
    (B) PARTIAL PREPAYMENTS RECEIVED                               111,221.57        377,137.51
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             613,174.57      2,079,193.20
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      950,481.79      3,222,957.04              0.00           0.00

(C) INTEREST DISTRIBUTION                                           58,850.60        158,907.46        389,176.93      251,841.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         58,850.60        158,907.46        389,176.93      251,841.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         27,913,327.50     94,650,371.77    120,364,000.00   64,300,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   950,481.79      3,222,957.04              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             26,962,845.70     91,427,414.73    120,364,000.00   64,300,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          511,289.14     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1F          0.89876152
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.89876152
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           511,289.14     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   467,735.33        118,875.00      106,833.33         91,406.25

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          467,735.33        118,875.00        106,833.33       91,406.25
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        467,735.33        118,875.00        106,833.33       91,406.25

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            30,000,000.00           2.5300%        1.6388%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                           101,726,000.00           1.8888%          0.25%   Spread
    REIMBURSEABLE FEES                                          120,364,000.00           3.8800%
                                                                 64,300,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         96,110,000.00           5.8400%
                                                                 22,500,000.00           6.3400%
                                                                 20,000,000.00           6.4100%
                                                                 18,750,000.00           5.8500%
                                                                 26,250,000.00           7.8400%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   171,500.00

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          171,500.00
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        171,500.00

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         26,250,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             26,250,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    03-DEC-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-DEC-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-NOV-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               289     10,798,885       31-59 Days Delinquent      178        6,657,249
    60-89 Days Delinquent                                92      3,170,509       60-89 Days Delinquent       73        2,629,042
    90+ Days Delinquent                                  81      3,023,605       90+ Days Delinquent         76        2,828,933

    3-Month Avg Thirty-Day Delinquency Ratio          5.24%                      3-Month Avg Thirty-Day Delinquency Ratio  1.62%
    3-Month Avg Sixty-Day Delinquency Ratio           1.06%                      3-Month Avg Sixty-Day Delinquency Ratio   0.64%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                               1,797,281.90          Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   18,633
(J) Principal Balance of Contracts in Repossession            1,748,433.87        Cumulative Acquisition Loss Amount      28,976

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.03%
                                                                                  Cumulative Realized Loss Ratio    0.01%
(L) (x) Class B-2 Formula Distribution Amount                   171,500.00
    (y) Remaining Amount Available                            1,968,781.90
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                    15     443,967.40

(Q) Principal Prepayments Paid                                3,180,726.85

(R) Scheduled Principal Payments                                992,711.98

(S) Weighted Average Interest Rate                                  10.11%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                6,480,619.62
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          2,192,720.64
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             4,285.88
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       1,319.44
(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                324,211.28
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           57,597.86


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 511,289.14
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             511,289.14

Available Distribution Amount-Vanderbilt                                     5,649,405.08
Available Distribution Amount-Subservicer-21st                               2,136,442.22

To Class A And B                                                             5,988,565.40

Monthly Excess Cashflow                                                      1,797,281.90

Weighted Average Remaining Term (Months)                                           226.00

  Scheduled Balance Computation

  Prior Month Balance                                                      490,837,571.14


  Current Balance                                     486,791,916.86
     Adv Principal                                         95,122.21
     Del Principal                                        222,906.76
  Pool Scheduled Balance                                                   486,664,132.31


  Principal Payments In Full                            2,692,367.77
  Partial Prepayments                                     488,359.08

  Scheduled Principal                                     992,711.98

  Collateral Balance                                                       486,791,916.86
